Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Revance Therapeutics, Inc. of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Revance Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 28, 2019